As filed with the Securities and Exchange Commission on December 28, 2023
Registration No. 333-30181
Registration No. 333-60293
Registration No. 333-80681
Registration No.  333-66254
Registration No. 333-97019
Registration No. 333-107581
Registration No. 333-116951
Registration No. 333-135266
Registration No. 333-143885
Registration No. 333-169344
Registration No. 333-183215
Registration No. 333-190343
Registration No. 333-213034
Registration No. 333-219804
Registration No. 333-233698
Registration No. 333-237859
Registration No. 333-248688
Registration No. 333-256113
Registration No. 333-256114
Registration No. 333-265183

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-30181
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60293
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-80681
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-66254
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-97019
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-107581
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116951
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135266
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143885
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-169344
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183215
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-190343
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-213034
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-219804
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-233698
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-237859
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-248688
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-256113
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-256114
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-265183

UNDER
THE SECURITIES ACT OF 1933
___________
FRESH TRACKS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
___________

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Central Avenue, Suite 100 Boulder, CO	80301
(Address of Principal Executive Offices)	(Zip Code)

Employee Stock Purchase Plan of Fresh Tracks Therapeutics, Inc.
2020 Omnibus Long-Term Incentive Plan of Brickell Biotech, Inc.
Amended and Restated Equity Incentive Plan of Brickell Biotech, Inc.
Equity Incentive Plan of Brickell Biotech, Inc.
Amended and Restated Stock Incentive Plan of Vical Incorporated
Stock Incentive Plan of Vical Incorporated
1992 Stock Plan of Vical Incorporated
(Full title of the plans)
Albert N. Marchio, II
Chief Executive Officer and Chief Financial Officer
Fresh Tracks Therapeutics, Inc.
2000 Central Avenue, Suite 100
Boulder, CO 80301
(720) 505-4755
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Christine G. Long
Griffin D. Foster
Faegre Drinker Biddle & Reath LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Non-accelerated filer Emerging growth company	☐ ☒ ☐	Accelerated filer Smaller reporting company	☐ ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”), previously filed by Fresh Tracks Therapeutics, Inc. (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) (the share numbers listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):
•Registration Statement on Form S-8 (File No. 333-30181), originally filed with the SEC on June 27, 1997, pertaining to the registration of 700,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), under the 1992 Stock Plan of Vical Incorporated;
•Registration Statement on Form S-8 (File No. 333-60293), originally filed with the SEC on July 31, 1998, pertaining to the registration of 750,000 shares of Common Stock under the Stock Incentive Plan of Vical Incorporated (the “Vical Plan”);
•Registration Statement on Form S-8 (File No. 333-80681), originally filed with the SEC on June 15, 1999, pertaining to the registration of 750,000 shares of Common Stock under the Vical Plan;
•Registration Statement on Form S-8 (File No. 333-66254), originally filed with the SEC on July 30, 2001, pertaining to the registration of 1,000,000 shares of Common Stock under the Vical Plan;
•Registration Statement on Form S-8 (File No. 333-97019), originally filed with the SEC on July 24, 2002, pertaining to the registration of 500,000 shares of Common Stock under the Vical Plan;
•Registration Statement on Form S-8 (File No. 333-107581), originally filed with the SEC on August 1, 2003, pertaining to the registration of 500,000 shares of Common Stock under the Vical Plan;
•Registration Statement on Form S-8 (File No. 333-116951), originally filed with the SEC on June 29, 2004, pertaining to the registration of 500,000 shares of Common Stock under the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Amended and Restated Vical Plan”);
•Registration Statement on Form S-8 (File No. 333-135266), originally filed with the SEC on June 23, 2006, pertaining to the registration of 1,000,000 shares of Common Stock under the Amended and Restated Vical Plan;
•Registration Statement on Form S-8 (File No. 333-143885), originally filed with the SEC on July 19, 2007, pertaining to the registration of 1,000,000 shares of Common Stock under the Amended and Restated Vical Plan;
•Registration Statement on Form S-8 (File No. 333-169344), originally filed with the SEC on September 13, 2010, pertaining to the registration of 5,000,000 shares of Common Stock under the Amended and Restated Vical Plan;
•Registration Statement on Form S-8 (File No. 333-183215), originally filed with the SEC on August 10, 2012, pertaining to the registration of 3,000,000 shares of Common Stock under the Amended and Restated Vical Plan;
•Registration Statement on Form S-8 (File No. 333-190343), originally filed with the SEC on August 2, 2013, pertaining to the registration of 4,000,000 shares of Common Stock under the Amended and Restated Vical Plan;
•Registration Statement on Form S-8 (File No. 333-213034), originally filed with the SEC on August 9, 2016, pertaining to the registration of 400,000 shares of Common Stock under the Amended and Restated Vical Plan;
•Registration Statement on Form S-8 (File No. 333-219804), originally filed with the SEC on August 9, 2017, pertaining to the registration of 500,000 shares of Common Stock under the Amended and Restated Vical Plan;
•Registration Statement on Form S-8 (File No. 333-233698), originally filed with the SEC on September 10, 2019, as amended on June 23, 2022, pertaining to the registration of 1,525,487 shares of Common Stock under the Equity Incentive Plan of Brickell Biotech, Inc. and 481,429 shares of Common Stock under the Amended and Restated Vical Plan;
•Registration Statement on Form S-8 (File No. 333-237859), originally filed with the SEC on April 27, 2020, as amended on June 23, 2022, pertaining to the registration of 2,333,587 shares of Common Stock under the Company’s 2020 Omnibus Long-Term Incentive Plan (the “2020 Plan”);

•Registration Statement on Form S-8 (File No. 333-248688), originally filed with the SEC on September 9, 2020, pertaining to the registration of 4,500,000 shares of Common Stock under the 2020 Plan;
•Registration Statement on Form S-8 (File No. 333-256113), originally filed with the SEC on May 14, 2021, pertaining to the registration of 4,000,000 shares of Common Stock under the 2020 Plan;
•Registration Statement on Form S-8 (File No. 333-256114), originally filed with the SEC on May 14, 2021, pertaining to the registration of 2,600,000 shares of Common Stock under the Brickell Biotech, Inc. Employee Stock Purchase Plan; and
•Registration Statement on Form S-8 (File No. 333-265183), originally filed with the SEC on May 24, 2022, pertaining to the registration of 5,372,000 shares of Common Stock under the 2020 Plan.
The Company is filing this Post-Effective Amendment to the Registration Statements to withdraw and remove from registration any and all shares of Common Stock that remain unsold or otherwise unissued under the Registration Statements.
On September 18, 2023, the Company’s Board of Directors (the “Board”) approved the liquidation and dissolution of the Company (the “Dissolution”) and the plan of liquidation and dissolution (the “Plan of Dissolution”) which, following approval by the Company’s stockholders, authorizes the Company and the Board to Dissolve the Company in accordance with the Plan of Dissolution.
In connection with the Dissolution and the Plan of Dissolution, the Company has terminated any and all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with the undertakings pursuant to Item 512 of Regulation S-K made by the Company in the Registration Statements, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on December 28, 2023.

FRESH TRACKS THERAPEUTICS, INC.

By:	/s/ Albert N. Marchio, II
Albert N. Marchio, II
Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Albert N. Marchio, II	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	December 28, 2023
Albert N. Marchio, II

/s/ Aaron Fox-Collis	Vice President of Finance & Chief Accounting Officer (Principal Accounting Officer)	December 28, 2023
Aaron Fox-Collis